Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Navidea Biopharmaceuticals, Inc. on Form S-3 (File Nos. 333-222092, 333-195806, 333-193330, 333-184173, 333-173752, 333-168485, 333-76151, and 333-15989) and Form S-8 (Nos. 33-81410, 333-119219, 333-130636, 333-130640, 333-153110, 333-158323, 333-183317, 333-05143, 333-21053, 333-05143, 333-198716, and 333-217814) of our report dated March 14, 2018, with respect to our audit of the consolidated financial statements of Navidea Biopharmaceuticals, Inc. as of December 31, 2017 and 2016 and for the years then ended and our report dated March 14, 2018 with respect to our audit of the effectiveness of internal control over financial reporting of Navidea Biopharmaceuticals, Inc. as of December 31, 2017, which reports are included in this Annual Report on Form 10-K of Navidea Biopharmaceuticals, Inc. for the year ended December 31, 2017.

/s/ Marcum LLP

New Haven, CT

March 15, 2018